Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact: Mark C. Layton Senior Partner and Chief Executive Officer Or Thomas J. Madden Senior Partner and Chief Financial Officer (972) 881-2900	Todd Fromer / Garth Russell Investor Relations KCSA Strategic Communications (212) 896-1215 / (212) 896-1250 tfromer@kcsa.com / grussell@kcsa.com
PFSweb Reports First Quarter 2009 Results

PLANO, Texas, May 13, 2009 — PFSweb, Inc. (Nasdaq: PFSW), an international business process outsourcing services provider of end-to-end web commerce solutions and an online discount retailer, today announced its financial results for the first quarter ended March 31, 2009.
“We are pleased to report solid first quarter 2009 financial results given the overall economic climate,” stated Mark Layton, Chairman and Chief Executive Officer of PFSweb. “On lower revenue and cost levels, our consolidated Adjusted EBITDA performance of $2.7 million for the quarter was virtually flat compared to last year. Given the economic challenges that many companies have been facing, including us, and the non-renewal of a large U.S. Government contract effective in the March quarter, I am quite pleased with our overall performance for the quarter.”
Mr. Layton continued, “During the quarter we shed costs and adjusted our operational approach to better align our business with the evolving macroeconomic landscape, while also ensuring that we preserve our ability to effectively compete for new opportunities as they arise. Our services segment’s new business pipeline remains at near record levels. We believe many of these new business opportunities are a result of PFSweb’s End2End eCommerceSM offering that we launched last year. The successful rollout of this new capability has made us a leader in the web commerce solutions market.”
Summary of consolidated results for the first quarter ended March 31, 2009:
•	Total reported revenue was $88.9 million compared to $118.5 million for the first quarter of 2008;

•	Adjusted EBITDA (as defined) was $2.7 million versus $2.8 million for the same period last year;

•	Net loss was $0.2 million, or $(0.02) per basic and diluted share, compared to net income of $0.4 million, or $0.04 per basic and diluted share, for the first quarter of 2008;

•	Non-GAAP net loss (as defined) was $0.1 million, or $(0.01) per basic and diluted share, compared to non-GAAP net income of $0.8 million, or $0.08 per basic and diluted share, for the first quarter of 2008;

•	Total cash, cash equivalents and restricted cash equaled $17.6 million as of March 31, 2009 compared to $18.1 million as of December 31, 2008.

Summary of results by business:
Service Fee Business:
For the first quarter of 2009, Service Fee revenue was $17.1 million, compared with $20.8 million for the same period in 2008. This decline was primarily due to reduced service fee revenues earned under our U.S. Government contract. The Service Fee business reported Adjusted EBITDA of $1.6 million for the first quarter of 2009, consistent with $1.6 million for the same period last year.
Mike Willoughby, President of PFSweb’s services division, commented, “The quarterly results for the Service Fee business include new client programs such as Sunglass Hut and Sephora, which were implemented in the fourth quarter of 2008, as well as our relationship with an iconic brand name company that was signed last year and implemented during this March quarter.”
Mr. Willoughby continued, “During the quarter we launched the first eCommerce site for one of the brands under our previously announced master agreement with a luxury goods retailer. We launched an additional eCommerce site for a second brand under the same master agreement on May 11 with additional branded sites set to launch over the next twelve to eighteen months. We also announced a five-year agreement with the Army & Air Force Exchange Service (AAFES) to provide a comprehensive global fulfillment solution that supports the All Services Exchange Catalog and Online Store.”
“In April, we entered into a new client relationship with a Fortune 100 company, which is expected to be implemented by the end of this year, and we are in final contracting stages with several other companies. Our current pipeline of potential new agreements, including those in process of being finalized, remains at near record levels with more than $45 million in estimated annual contract value. We believe that our expanded e-commerce capability has made us more competitive and is playing an important role in helping us win large client agreements, particularly among prestigious and luxury brands.”
Supplies Distributors Business:
For the first quarter of 2009, Supplies Distributors revenue was $45.3 million, compared to $62.3 million for the same period last year. Adjusted EBITDA was $1.4 million for the first quarter of 2009, compared to $1.7 million for the same period last year.
Mr. Willoughby concluded, “The Supplies Distributors business, which operates primarily as a master distributor of certain client’s products, saw a decrease in demand during the quarter. This decrease is primarily attributable to overall global economic pressures and inventory rationalization by its customer base.”
eCOST.com Business:
For the first quarter of 2009, eCOST.com revenue was $20.9 million, compared to $28.0 million for the same period in 2008. While revenue of our business-to-consumer (B2C) segment continued to experience growth over the prior year, this growth was more than offset by a decline in our business-to-business (B2B) segment. Adjusted EBITDA for eCOST.com in the quarter was a loss of $0.4 million, an improvement compared to the loss of $0.5 million for the same period last year.

“eCOST.com reported a higher gross margin percentage and a lower Adjusted EBITDA loss compared to the first quarter of 2008 due to our continued focus on the higher margin business-to-consumer (B2C) segment. We remain focused on growing the B2C segment as we believe it is more financially attractive. During the past several months, we increased the number of products offered on the eCOST.com website to more than 250,000 SKUs and expect more to be added in the next several quarters. Some of these expanded offerings include housewares, watches, floor covering and kitchen products,” concluded Mr. Layton.
Conference Call Information
Management will host a conference call at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Wednesday, May 13, 2009, to discuss the latest corporate developments and results. To listen to the call, please dial (888) 562-3356 and enter the pin number (98896975) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the Company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through June 13, 2009 at (800) 642-1687, pin number (98896975). The replay also will be available at the Company’s website for a limited time.
Non-GAAP Financial Measures
This news release contains the non-GAAP measures non-GAAP net income (loss), Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA.
Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, amortization of identifiable intangible assets and impairment of goodwill and identifiable intangible assets.
EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, merger integration related expenses and impairment of goodwill and identifiable intangible assets.
Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, amortization of intangible assets and impairment of goodwill and intangible assets and EBITDA and Adjusted EBITDA further eliminates the effect of financing, income taxes, the accounting effects of capital spending and certain other merger related expenses, which items may vary from different companies for reasons unrelated to overall operating performance.
PFSweb believes these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

About PFSweb, Inc.
PFSweb develops and deploys integrated business infrastructure solutions and fulfillment services for Fortune 1000, Global 2000 and brand name companies, including third party logistics, call center support and e-commerce services. The company serves a multitude of industries and company types, including such clients as LEGO, Riverbed, Hewlett-Packard, International Business Machines, Hawker Beechcraft Corp., Rene Furterer USA, Roots Canada Ltd. and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and manufacturer recertified brand-name merchandise for consumers and small to medium size business buyers. The eCOST.com brand markets approximately 250,000 different products from leading manufacturers such as Sony, Hewlett-Packard, Denon, JVC, Canon, Nikon, Panasonic, Toshiba, Microsoft, Dyson, Kitchen Aid, Braun, Black & Decker, Cuisinart, Coleman, and Citizen primarily over the Internet and through direct marketing.
To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s websites at http://www.pfsweb.com and http://www.ecost.com.
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2008 identifies certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual Report and the Risk Factors described therein. These factors include: our ability to retain and expand relationships with existing clients and attract and implement new clients; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients’ projections or transaction volume or product sales; our dependence upon our agreements with IBM and Infoprint Solutions; our dependence upon our agreements with our major clients; our client mix, their business volumes and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the e-commerce, outsourcing, government regulation both foreign and domestic and the market for our services; whether we can continue and manage growth; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer and supplier concentration of our business; the unknown effects of possible system failures and rapid changes in technology; foreign currency risks and other risks of operating in foreign countries; potential litigation; the impact of our reverse stock split; potential delisting; our dependency on key personnel; the impact of new accounting standards and changes in existing accounting rules or the interpretations of those rules; our ability to raise additional capital or obtain additional financing; our ability and the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; relationship with and our guarantees of certain of the liabilities and indebtedness of our subsidiaries; taxation on the sale of our products; eCOST’s potential indemnification obligations to its former parent; eCOST’s ability to maintain existing and build new relationships with manufacturers and vendors and the success of its advertising and marketing efforts; eCOST’s ability to increase its sales revenue and sales margin and improve operating efficiencies and eCOST’s ability to generate a profit and cash flows sufficient to cover the values of its intangible assets. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Statements of Operations(A)
(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2009	2008
REVENUES:
Product revenue, net	$66,263	$90,291
Service fee revenue	17,119	20,812
Pass-thru revenue	5,555	7,366

Total revenues	88,937	118,469

COSTS OF REVENUES:
Cost of product revenue	60,832	83,979
Cost of service fee revenue	11,319	13,844
Cost of pass-thru revenue	5,555	7,366

Total costs of revenues	77,706	105,189

Gross profit	11,231	13,280

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10,667	12,094
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	26	202

Total operating expenses	10,693	12,296

Income from operations	538	984
INTEREST EXPENSE, NET	357	330

Income before income taxes	181	654
INCOME TAX PROVISION	429	240

NET INCOME (LOSS)	$(248)	$414

NON-GAAP NET INCOME (LOSS)	$(119)	$817

NET INCOME (LOSS) PER SHARE:
Basic	$(0.02)	$0.04

Diluted	$(0.02)	$0.04

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	9,924	9,892

Diluted	9,924	10,042

EBITDA	$2,566	$2,565

ADJUSTED EBITDA	$2,669	$2,766

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2008.

PFSweb, Inc. and Subsidiaries
Reconciliation of certain Non-GAAP Items to GAAP
(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2009	2008
NET INCOME (LOSS)	$(248)	$414
Income tax expense	429	240
Interest expense	357	330
Depreciation and amortization	2,028	1,581

EBITDA	$2,566	$2,565
Stock-based compensation	103	201

ADJUSTED EBITDA	$2,669	$2,766

	Three Months Ended
	March 31,
	2009	2008

NET INCOME (LOSS)	$(248)	$414
Stock-based compensation	103	201
Amortization of identifiable intangible assets	26	202

NON-GAAP NET INCOME (LOSS)	$(119)	$817

NET INCOME (LOSS) PER SHARE:
Basic	$(0.02)	$0.04

Diluted	$(0.02)	$0.04

NON-GAAP NET INCOME (LOSS) Per Share:
Basic	$(0.01)	$0.08

Diluted	$(0.01)	$0.08

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	March 31,	December 31,
	2009	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,458	$16,050
Restricted cash	2,168	2,008
Accounts receivable, net of allowance for doubtful accounts of $695 and $980 at March 31, 2009 and December 31, 2008, respectively	33,123	44,546
Inventories, net of reserves of $1,983 and $2,124 at March 31, 2009 and December 31, 2008, respectively	45,759	47,186
Other receivables	13,820	13,072
Prepaid expenses and other current assets	3,110	3,802

Total current assets	113,438	126,664

PROPERTY AND EQUIPMENT, net	11,356	12,106
IDENTIFIABLE INTANGIBLES	922	961
GOODWILL	3,602	3,602
OTHER ASSETS	1,037	1,188

Total assets	130,355	144,521

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$17,783	$22,251
Trade accounts payable	57,618	61,988
Accrued expenses	18,146	21,054

Total current liabilities	93,547	105,293

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	3,681	4,951
OTHER LIABILITIES	867	1,192

Total liabilities	98,095	111,436

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized; 9,942,140 and 9,935,095 shares issued at March 31, 2009 and December 31, 2008, respectively; and 9,923,779 and 9,916,734 outstanding as of March 31, 2009 and December 31, 2008, respectively	10	10
Additional paid-in capital	92,836	92,728
Accumulated deficit	(61,641)	(61,393)
Accumulated other comprehensive income	1,140	1,825
Treasury stock at cost, 18,361 shares	(85)	(85)

Total shareholders’ equity	32,260	33,085

Total liabilities and shareholders’ equity	$130,355	$144,521

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended March 31, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$45,331	$20,932	$—	$66,263
Service fee revenue	17,119	—	—	—	17,119
Service fee revenue — affiliate	2,059	—	—	(2,059)	—
Pass-thru revenue	5,586	—	—	(31)	5,555

Total revenues	24,764	45,331	20,932	(2,090)	88,937

COSTS OF REVENUES:
Cost of product revenue	—	41,951	18,881	—	60,832
Cost of service fee revenue	11,964	—	—	(645)	11,319
Cost of pass-thru revenue	5,586	—	—	(31)	5,555

Total costs of revenues	17,550	41,951	18,881	(676)	77,706

Gross profit	7,214	3,380	2,051	(1,414)	11,231

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,617	1,964	2,500	(1,414)	10,667
AMORTIZATION OF IDENTIFIABLE INTANGIBLES			26		26

Total operating expenses	7,617	1,964	2,526	(1,414)	10,693

Income (loss) from operations	(403)	1,416	(475)	—	538
INTEREST EXPENSE (INCOME), NET	(23)	377	3	—	357

Income (loss) before income taxes	(380)	1,039	(478)	—	181
INCOME TAX PROVISION (BENEFIT)	(52)	481	—	—	429

NET INCOME (LOSS)	$(328)	$558	$(478)	$—	$(248)

NON-GAAP NET INCOME (LOSS)	$(225)	$558	$(452)	$—	$(119)

EBITDA	$1,532	$1,426	$(392)	$—	$2,566

ADJUSTED EBITDA	$1,635	$1,426	$(392)	$—	$2,669

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(328)	$558	$(478)	$—	$(248)
Income tax expense (benefit)	(52)	481	—	—	429
Interest expense (income)	(23)	377	3	—	357
Depreciation and amortization	1,935	10	83	—	2,028

EBITDA	$1,532	$1,426	$(392)	$—	$2,566
Stock-based compensation	103	—	—	—	103

ADJUSTED EBITDA	$1,635	$1,426	$(392)	$—	$2,669

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(328)	$558	$(478)	$—	$(248)
Stock-based compensation	103	—	—	—	103
Amortization of intangible assets	—	—	26	—	26

NON-GAAP NET INCOME (LOSS)	$(225)	$558	$(452)	$—	$(119)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of March 31, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,044	$2,294	$2,120	$—	$15,458
Restricted cash	1,550	405	213	—	2,168
Accounts receivable, net	14,648	18,308	1,861	(1,694)	33,123
Inventories, net	—	41,036	4,723	—	45,759
Other receivables	—	13,820	—	—	13,820
Prepaid expenses and other current assets	1,525	1,463	122	—	3,110

Total current assets	28,767	77,326	9,039	(1,694)	113,438

PROPERTY AND EQUIPMENT, net	10,807	71	478	—	11,356
NOTES RECEIVABLE FROM AFFILIATES	20,845	—	—	(20,845)	—
INVESTMENT IN AFFILIATES	37,585	—	—	(37,585)	—
IDENTIFIABLE INTANGIBLES	421	—	501	—	922
GOODWILL	—	—	3,602	—	3,602
OTHER ASSETS	897	—	140	—	1,037

Total assets	99,322	77,397	13,760	(60,124)	130,355

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$6,512	$11,271	$—	$—	$17,783
Trade accounts payable	7,076	45,660	6,576	(1,694)	57,618
Accrued expenses	10,005	5,401	2,740	—	18,146

Total current liabilities	23,593	62,332	9,316	(1,694)	93,547

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	3,681	—	—	—	3,681
NOTES PAYABLE TO AFFILIATES	—	5,505	15,340	(20,845)	—
OTHER LIABILITIES	739	—	128	—	867

Total liabilities	28,013	67,837	24,784	(22,539)	98,095

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	10	—	19	(19)	10
Capital contributions		1,000		(1,000)	—
Additional paid-in capital	92,836	—	28,059	(28,059)	92,836
Retained earnings (accumulated deficit)	(22,595)	6,560	(39,096)	(6,510)	(61,641)
Accumulated other comprehensive income	1,143	2,000	(6)	(1,997)	1,140
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	71,309	9,560	(11,024)	(37,585)	32,260

Total liabilities and shareholders’ equity	$99,322	$77,397	$13,760	$(60,124)	$130,355

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended March 31, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$62,322	$27,969	$—	$90,291
Service fee revenue	20,812	—	—	—	20,812
Service fee revenue — affiliate	2,151	—	—	(2,151)	—
Pass-thru revenue	7,366	—	—	—	7,366

Total revenues	30,329	62,322	27,969	(2,151)	118,469

COSTS OF REVENUES:
Cost of product revenue	—	58,252	25,727	—	83,979
Cost of service fee revenue	14,551	—	—	(707)	13,844
Cost of pass-thru revenue	7,366	—	—	—	7,366

Total costs of revenues	21,917	58,252	25,727	(707)	105,189

Gross profit	8,412	4,070	2,242	(1,444)	13,280

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	8,313	2,418	2,807	(1,444)	12,094
AMORTIZATION OF IDENTIFIABLE INTANGIBLES	—	—	202	—	202

Total operating expenses	8,313	2,418	3,009	(1,444)	12,296

Income (loss) from operations	99	1,652	(767)	—	984
INTEREST EXPENSE (INCOME), NET	(60)	389	1	—	330

Income (loss) before income taxes	159	1,263	(768)	—	654
INCOME TAX PROVISION (BENEFIT)	(195)	435	—	—	240

NET INCOME (LOSS)	$354	$828	$(768)	$—	$414

NON-GAAP NET INCOME (LOSS)	$555	$828	$(566)	$—	$817

EBITDA	$1,434	$1,656	$(525)	$—	$2,565

ADJUSTED EBITDA	$1,635	$1,656	$(525)	$—	$2,766

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$354	$828	$(768)	$—	$414
Income tax expense (benefit)	(195)	435	—	—	240
Interest expense (income)	(60)	389	1	—	330
Depreciation and amortization	1,335	4	242	—	1,581

EBITDA	$1,434	$1,656	$(525)	$—	$2,565
Stock-based compensation	201	—	—	—	201

ADJUSTED EBITDA	$1,635	$1,656	$(525)	$—	$2,766

A reconciliation of NET INCOME(LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$354	$828	$(768)	$—	$414
Stock-based compensation	201	—	—	—	201
Amortization of intangible assets	—	—	202	—	202

NON-GAAP NET INCOME (LOSS)	$555	$828	$(566)	$—	$817

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of December 31, 2008
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,570	$3,870	$610	$—	$16,050
Restricted cash	1,550	242	216	—	2,008
Accounts receivable, net	21,676	22,103	2,065	(1,298)	44,546
Inventories, net	—	41,382	5,804	—	47,186
Other receivables	—	13,072	—	—	13,072
Prepaid expenses and other current assets	2,222	1,526	54	—	3,802

Total current assets	37,018	82,195	8,749	(1,298)	126,664

PROPERTY AND EQUIPMENT, net	11,544	85	477	—	12,106
NOTES RECEIVABLE FROM AFFILIATES	20,845	—	—	(20,845)	—
INVESTMENT IN AFFILIATES	37,541	—	—	(37,541)	—
IDENTIFIABLE INTANGIBLES	434	—	527	—	961
GOODWILL	—	—	3,602	—	3,602
OTHER ASSETS	1,054	—	134	—	1,188

Total assets	108,436	82,280	13,489	(59,684)	144,521

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$9,045	$13,206	$—	$—	$22,251
Trade accounts payable	9,063	48,640	5,583	(1,298)	61,988
Accrued expenses	12,665	5,434	2,955	—	21,054

Total current liabilities	30,773	67,280	8,538	(1,298)	105,293

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	4,951	—	—	—	4,951
NOTES PAYABLE TO AFFILIATES	—	5,505	15,340	(20,845)	—
OTHER LIABILITIES	1,029	—	163	—	1,192

Total liabilities	36,753	72,785	24,041	(22,143)	111,436

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	10	—	19	(19)	10
Capital contributions		1,000		(1,000)	—
Additional paid-in capital	92,728	—	28,059	(28,059)	92,728
Retained earnings (accumulated deficit)	(22,825)	6,002	(38,618)	(5,952)	(61,393)
Accumulated other comprehensive income	1,855	2,493	(12)	(2,511)	1,825
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	71,683	9,495	(10,552)	(37,541)	33,085

Total liabilities and shareholders’ equity	$108,436	$82,280	$13,489	$(59,684)	$144,521

eCOST.com, Inc.
Selected Operating Data

	Three Months Ended
	March 31,
	2009	2008

Total Customers (1)	1,920,418	1,775,636
Active Customers (2)	199,677	164,416
New Customers (3)	32,168	22,939
Number of Orders (4)	78,268	61,432
Average Order Value (5)	$265	$450
Advertising Expense (6)	$200,722	$189,676
Cost to Acquire a New Customer (7)	$5.84	$7.10

(1)	Total customers have been calculated as the cumulative number of customers for which orders have been taken from eCOST.com’s inception to the end of the reported period.

(2)	Active customers consist of the approximate number of customers who placed orders during the 12 months prior to the end of the reported period.

(3)	New Customers represent the number of persons that established a new account and placed an order during the reported period.

(4)	Number of orders represents the total number of orders shipped during the reported period (not reflecting returns).

(5)	Average order value has been calculated as gross sales divided by the total number of orders during the period presented. The impact of returns is not reflected in average order value.

(6)	Advertising expense includes the total dollars spent on advertising during the reported period, including internet, direct mail, print and e-mail advertising, as well as customer list enhancement services.

(7)	Catalog expense of $12,789 and $26,711 was not included in the 2009 and 2008 calculation, respectively, as it is used for retention and not acquisition.
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